EXHIBIT 99.1

   Actuant Raises 2004 Guidance, Reports Record Quarterly Earnings
                      Prior to Refinancing Charge

    MILWAUKEE--(BUSINESS WIRE)--June 17, 2004--Actuant Corporation (NYSE:ATU) today announced results for its third quarter ended May 31, 2004. Third quarter sales increased approximately 33% to $196.5 million from $147.2 million in the comparable prior year period. Current year results include those from Kwikee Products Company Inc. ("Kwikee") and Dresco B.V. ("Dresco"), which were acquired on September 3, 2003 and December 30, 2003, respectively. Excluding the impact of acquisitions and foreign currency exchange rate changes, third quarter sales increased approximately 17%. Third quarter fiscal 2004 net earnings and diluted earnings per share ("diluted EPS") were $7.5 million and $0.30, respectively. These results include the previously announced $9.9 million pre-tax charge ($6.8 million net of tax, or $0.28 per share) attributable to the repurchase of 13% Notes during the quarter. Excluding this refinancing charge, third quarter fiscal 2004 net earnings and diluted EPS were $14.3 million and $0.58, respectively. This compares favorably to prior year third quarter net earnings and diluted EPS of $10.0 million and $0.41, respectively. Fiscal 2003 third quarter results included a $0.8 million pre-tax gain ($0.02 per diluted share) for the favorable settlement of litigation matters for amounts less than previously accrued. Excluding the refinancing charge in the current year and the litigation-related gain in the prior year, third quarter diluted EPS grew 49% from $0.39 to $0.58 (see attached reconciliation of earnings).

    Sales for the nine months ended May 31, 2004 were $539.1 million, approximately 23% higher than the $437.1 million in the comparable prior year period. Excluding the impact of acquisitions and foreign currency rate changes, sales for the nine-month period increased 8%. Net earnings for the nine months ended May 31, 2004 were $16.5 million, or $0.67 per diluted share, compared to $18.9 million, or $0.78 per diluted share for the comparable prior year period. The Company recorded net of tax special charges of $1.3 million, or $0.05 per diluted share, in the first nine months of fiscal 2003 related to the early extinguishment of debt and $4.2 million, or $0.17 per diluted share, related to litigation matters associated with divested businesses. The Company recorded net of tax special charges of $9.8 million or $0.40 per diluted share, in the first quarter of fiscal 2004, $1.5 million, or $0.06 per diluted share, in the second quarter and $6.8 million or $0.28 per diluted share in the third quarter, for the early extinguishment of debt. Excluding all of these special charges, net earnings and diluted EPS for the first nine months of fiscal 2004 were $34.6 million and $1.40, compared to $24.4 million and $1.00, respectively, in the comparable prior year period (see attached reconciliation of earnings).

    Commenting on the results, Robert C. Arzbaecher, President and CEO, stated, "Actuant's third quarter results exceeded our expectations in terms of sales, earnings and cash flow. Core sales grew 17% over the prior year due to the continued improvement in the North American economy and the 75% core sales increase in convertible top actuation systems which reflected increased production of newly introduced convertible automobiles. This represents the twelfth consecutive quarter of year-over-year diluted EPS improvement, excluding special items, and reflected higher sales volume and margin expansion in a number of operations, along with the continued benefit of lower interest expense.

    "Both of this year's acquisitions - Kwikee and Dresco - were accretive to third quarter earnings, and we made progress during the quarter integrating them with existing operations. Additionally, our automotive margins improved during the quarter as had been forecasted due to improved manufacturing efficiencies in our plants in both the U.S. and The Netherlands.

    "We were also pleased to reduce the 13% Notes outstanding by repurchasing approximately $32 million of notes during the quarter. With only $29 million remaining of the original $200 million 13% Notes issued, the related interest expense has declined further and will help drive future earnings and cash flow growth. Despite the premiums paid to repurchase the 13% Notes during the quarter, cash flow was exceptionally strong, leading to debt reduction of $19 million.

    "We are three-fourths of the way through fiscal 2004, and Actuant remains on track for record fiscal year sales and earnings, excluding refinancing costs. We are raising our full year sales guidance from $695-705 million to $710-715 million, and our diluted EPS guidance before refinancing charges from $1.75-1.85 per share to $1.85-1.90 per share. The projected full year 30-35% diluted EPS growth exceeds our annual goal of 15-20% due to the combination of significant automotive sales growth and interest expense reduction, which are not expected to improve at the same pace as we move forward. Our preliminary fiscal 2005 guidance is for sales in the $725-750 million range, and diluted EPS in the $2.15-2.25 per share range. The guidance assumes conservative economic growth, continued commodity pricing pressure, increased interest rates, relatively stable foreign currency exchange rates, and no acquisitions or divestitures. We are excited about Actuant's prospects for the future and its chances of delivering 15-20% EPS improvement in fiscal 2005."

    Fiscal 2004 third quarter sales in the Tools & Supplies segment were $109.9 million, or approximately 20% higher than last year's $91.4 million, due to core sales growth, foreign currency rate changes and the impact of the Dresco acquisition. Excluding foreign currency and acquisition impacts, core Tools & Supplies revenues were up 5% over the prior year, with growth in both the hydraulic high force tools and electrical markets. Third quarter sales in the Engineered Solutions segment increased approximately 55% over the prior year to $86.6 million, reflecting higher shipments in all major markets, the Kwikee acquisition and the favorable impact of foreign currency. Excluding foreign currency rate changes and the Kwikee acquisition, segment sales increased 35%.

    Actuant's third quarter operating profit increased 30% over the prior year, due to corresponding sales growth. Third quarter operating profit as a percentage of sales declined slightly from 13.2% in the prior year to 12.8% in the current year, primarily the result of higher corporate expenses.

    Tools & Supplies operating profit margins improved from 15.0% to 16.0% year-over-year due to increased manufacturing absorption and cost reductions. Engineered Solutions operating profit margins declined year-over-year from 13.7% to 13.2%, but improved from the second quarter due to improved manufacturing efficiencies in the automotive business.

    Total debt was reduced during the quarter as a result of strong operating cash flow, declining to $212 million at May 31, 2004 from $231 million at the beginning of the quarter. Liquidity remains strong with approximately $220 million of availability under the Company's $250 million revolver. Third quarter net financing costs declined 44% due to lower interest rates on funded debt, primarily reflecting fewer 13% Notes outstanding compared to the prior year.

    Safe Harbor Statement

    Certain of the above comments represent forward-looking statements made pursuant to the provisions of the Private Securities Litigation Reform Act of 1995. Management cautions that these statements are based on current estimates of future performance and are highly dependent upon a variety of factors, which could cause actual results to differ from these estimates. Actuant's results are also subject to general economic conditions, variation in demand from customers, the impact of geopolitical activity on the economy, continued market acceptance of the Company's new product introductions, the successful integration of business unit acquisitions and related restructuring, operating margin risk due to competitive pricing and operating efficiencies, supply chain risk, material and labor cost increases, foreign currency fluctuations and interest rate risk. See the Company's registration statements filed with the Securities and Exchange Commission for further information regarding risk factors.

    Actuant, headquartered in Milwaukee, Wisconsin, is a diversified industrial company with operations in more than 20 countries. The Actuant businesses are leading companies selling highly engineered position and motion control systems and branded tools. Products are offered under such established brand names as Dresco, Enerpac, Gardner Bender, Kopp, Kwikee, Milwaukee Cylinder, Nielsen Sessions, Power-Packer, and Power Gear.

    The Company will be conducting an investor conference call at 11:00 EDT today to discuss third quarter results. For further information on Actuant and its business units, and to listen to today's conference call, visit the Company's website at www.actuant.com.


                          Actuant Corporation
                      Consolidated Balance Sheets
                        (Dollars in thousands)
                              (Unaudited)

                                                 May 31,    August 31,
                                                  2004         2003
                                                ----------  ----------

ASSETS
Current assets
  Cash and cash equivalents                      $  4,751    $  4,593
  Accounts receivable, net                         98,602      81,825
  Inventories, net                                 84,501      67,640
  Deferred income taxes                            15,137      14,727
  Other current assets                              5,854       3,977
                                                ----------  ----------
    Total Current Assets                          208,845     172,762

Property, plant and equipment, net                 50,292      59,197
Goodwill                                          145,432     101,680
Other intangible assets, net                       23,005      19,521
Other long-term assets                              9,834       8,493
                                                ----------  ----------

    Total Assets                                 $437,408    $361,653
                                                ==========  ==========


LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
  Short-term borrowings                          $    329    $  1,224
  Trade accounts payable                           63,079      53,045
  Accrued compensation and benefits                21,859      16,773
  Income taxes payable                             13,898      21,444
  Current maturities of long-term debt              3,951       8,918
  Other current liabilities                        37,624      40,753
                                                ----------  ----------
    Total Current Liabilities                     140,740     142,157

Long-term debt, less current maturities           207,543     159,692
Deferred income taxes                              12,398       8,841
Pension and postretirement benefit accruals        30,940      29,430
Other long-term liabilities                        32,195      29,042

Minority interest in net equity of consolidated
 affiliates                                            96       4,117

Shareholders' equity
  Capital stock                                     4,751       4,702
  Additional paid-in capital                     (518,585)   (522,627)
  Accumulated other comprehensive income (loss)   (17,309)    (21,823)
  Stock held in trust                                (765)       (636)
  Deferred compensation liability                     765         636
  Retained earnings                               544,639     528,122
                                                ----------  ----------
    Total Shareholders' Equity (Deficit)           13,496     (11,626)
                                                ----------  ----------

Total Liabilities and Shareholders' Equity       $437,408    $361,653
                                                ==========  ==========


Actuant Corporation
Consolidated Statements of Earnings
(In thousands except per share amounts)
(Unaudited)


                                 Three Months Ended Nine Months Ended
                                       May 31,           May 31,
                                 ------------------ ------------------
                                   2004     2003      2004     2003
                                 ------------------ ------------------

Net Sales                        $196,481 $147,189  $539,087 $437,146
Cost of Products Sold             134,766   98,386   367,959  295,952
                                 ------------------ ------------------
  Gross Profit                     61,715   48,803   171,128  141,194

Selling, Administrative and
 Engineering Expenses              35,943   28,880   103,328   85,834
Amortization of Intangible Assets     594      530     1,728    1,750
                                 ------------------ ------------------
  Operating Profit                 25,178   19,393    66,072   53,610

Net Financing Costs                 2,900    5,177    11,168   16,282
Charge for Early Extinguishment
 of Debt                            9,940        -    27,277    1,974
Litigation Charge (Benefit)
 associated with Divested
 Businesses                             -     (798)        -    6,502
Other (Income) Expense, net           505     (515)    1,596   (1,021)
                                 ------------------ ------------------
  Earnings from Continuing
   Operations Before Income
  Taxes and Minority Interest      11,833   15,529    26,031   29,873

Income Tax Expense                  4,428    5,482     9,371   10,574
Minority Interest, net of Income
 Taxes                                (61)      70       143      350
                                 ------------------ ------------------

Net Earnings                     $  7,466 $  9,977  $ 16,517 $ 18,949
                                 ================== ==================

Earnings per Share
    Basic                        $   0.31 $   0.43  $   0.70 $   0.81
    Diluted                          0.30     0.41      0.67     0.78

Weighted Average Common Shares
 Outstanding
    Basic                          23,703   23,380    23,615   23,290
    Diluted                        24,514   24,348    24,719   24,406


Actuant Corporation
Consolidated Statements of Cash Flows
(Unaudited)

                                  Three Months Ended Nine Months Ended
                                        May 31,           May 31,
                                  ------------------------------------
                                    2004     2003      2004     2003
                                  -------- --------  -------- --------
 Operating Activities
 Net earnings                     $ 7,466  $ 9,977   $16,517  $18,949
 Adjustments to reconcile earnings
  to net cash provided by operating
  activities:
 Depreciation and amortization      4,066    3,628    12,254   11,139
 Amortization of debt discount
  and debt issuance costs             284      368     1,126    1,112
 Write-off of debt discount and
  debt issuance costs in
  conjunction with early
  extinguishment of debt              880        -     4,445      317
 Provision (benefit) for deferred
  income taxes                      2,004     (220)    1,788      476
 Loss on sale of assets                 -       42       137       67
 Changes in operating assets and
  liabilities, excluding the
  effects of business acquisitions:
 Accounts receivable                2,061      188    (2,885)    (880)
 Inventories                       (2,983)     718    (4,244)   4,728
 Prepaid expenses and other
  assets                             (305)   2,674    (1,357)   3,678
 Trade accounts payable             6,264   (2,671)    2,717   (5,422)
 Income taxes payable                 312    4,644    (4,334)   1,348
 Accrued interest                  (2,986)  (3,798)   (4,642)  (3,798)
 Other accrued liabilities          4,947   (4,729)    1,885     (365)
                                  -------- --------  -------- --------
 Net cash provided by operating
  activities (a)                   22,010   10,821    23,407   31,349

 Investing Activities
 Proceeds from sale of property,
  plant and equipment                   -      384    14,601      393
 Capital expenditures              (2,099)  (3,792)   (8,000) (10,342)
 Cash paid for business
  acquisitions, net of cash
  acquired                              -     (444)  (65,100)  (9,174)
                                  -------- --------  -------- --------
 Net cash used in investing
  activities                       (2,099)  (3,852)  (58,499) (19,123)

 Financing Activities
 Partial redemption of 13% senior
  subordinated notes              (31,543)       -   (80,897)  (9,425)
 Net proceeds from convertible
  senior subordinated note
  offering                              -        -   144,994        -
 Extinguishment of former senior
  secured credit agreement              -        -   (30,000)       -
 Initial proceeds from new senior
  credit agreement                      -        -    30,000        -
 Net (repayments) borrowings on
  revolving credit facilities and
  short-term borrowings            13,711   (5,597)   (3,941)   3,262
 Principal borrowings on term
  loans                                 -        -         -    3,932
 Principal payments on term loans     (74)  (1,007)  (24,443) (11,673)
 (Payments) proceeds from early
  termination of interest rate
  swaps                            (1,016)   1,550    (1,016)   1,550
 Other                                590      440       296    1,184
                                  -------- --------  -------- --------
 Net cash (used in) provided by
  financing activities            (18,332)  (4,614)   34,993  (11,170)

 Effect of exchange rate changes
  on cash                              45      220       257      403
                                  -------- --------  -------- --------
 Net increase in cash and cash
  equivalents                       1,624    2,575       158    1,459
 Cash and cash equivalents -
  beginning of period               3,127    1,927     4,593    3,043
                                  -------- --------  -------- --------
 Cash and cash equivalents - end
  of period                       $ 4,751  $ 4,502   $ 4,751  $ 4,502
                                  ======== ========  ======== ========

(a) Includes cash paid in excess of face value on 13% senior subordinated note redemptions of $9.1 million for the three months ended May 31, 2004 and $22.8 million and $1.7 million for the nine months ended May 31, 2004 and 2003, respectively.


ACTUANT CORPORATION
SUPPLEMENTAL UNAUDITED DATA
(US dollars, in thousands)

                                         FISCAL 2003
                         ---------------------------------------------

                            Q1       Q2       Q3       Q4      TOTAL
                         ---------------------------------------------
SALES
  TOOLS & SUPPLIES
   SEGMENT               $ 92,014 $ 90,651 $ 91,386 $ 92,433 $366,484
  ENGINEERED SOLUTIONS
   SEGMENT                 55,844   51,448   55,803   55,814  218,909
                         ---------------------------------------------
    TOTAL REPORTED SALES $147,858 $142,099 $147,189 $148,247 $585,393
                         =============================================

% SALES GROWTH
  TOOLS & SUPPLIES
   SEGMENT                  43.6%    45.4%    39.0%    37.2%    41.2%
  ENGINEERED SOLUTIONS
   SEGMENT                  13.8%    11.6%     2.8%     3.3%     7.6%
    TOTAL REPORTED SALES    30.7%    31.0%    22.6%    22.1%    26.4%

OPERATING PROFIT
  TOOLS & SUPPLIES
   SEGMENT               $ 12,818 $ 12,224 $ 13,702 $ 13,417 $ 52,161
  ENGINEERED SOLUTIONS
   SEGMENT                  6,616    5,760    7,648    7,571   27,595
  CORPORATE / GENERAL      (1,246)  (1,955)  (1,957)  (1,813)  (6,971)
                         ---------------------------------------------
    TOTAL REPORTED
     RESULTS             $ 18,188 $ 16,029 $ 19,393 $ 19,175 $ 72,785
                         =============================================

OPERATING PROFIT %
  TOOLS & SUPPLIES
   SEGMENT                  13.9%    13.5%    15.0%    14.5%    14.2%
  ENGINEERED SOLUTIONS
   SEGMENT                  11.8%    11.2%    13.7%    13.6%    12.6%
    TOTAL (INCL.
     CORPORATE)             12.3%    11.3%    13.2%    12.9%    12.4%

EBITDA EXCLUDING SPECIAL
 ITEMS
  TOOLS & SUPPLIES
   SEGMENT               $ 15,126 $ 14,454 $ 16,829 $ 15,746 $ 62,155
  ENGINEERED SOLUTIONS
   SEGMENT                  7,666    7,501    8,739    8,947   32,853
  CORPORATE / GENERAL      (1,161)  (1,354)  (2,028)    (375)  (4,918)
                         ---------------------------------------------
    EBITDA                 21,631   20,601   23,540   24,318   90,090
  SPECIAL ITEMS (1)        (9,274)       -      798        -   (8,476)
                         ---------------------------------------------
    EBITDA EXCLUDING
     SPECIAL ITEMS       $ 12,357 $ 20,601 $ 24,338 $ 24,318 $ 81,614
                         =============================================

EBITDA %
  TOOLS & SUPPLIES
   SEGMENT                  16.4%    15.9%    18.4%    17.0%    17.0%
  ENGINEERED SOLUTIONS
   SEGMENT                  13.7%    14.6%    15.7%    16.0%    15.0%
    TOTAL EXCLUDING
     SPECIAL ITEMS (INCL.
     CORPORATE)             14.6%    14.5%    16.0%    16.4%    15.4%


                                          FISCAL 2004
                         ---------------------------------------------
                            Q1       Q2       Q3       Q4      TOTAL
                         ---------------------------------------------
SALES
  TOOLS & SUPPLIES
   SEGMENT               $ 96,335 $103,554 $109,930          $309,819
  ENGINEERED SOLUTIONS
   SEGMENT                 70,249   72,468   86,551           229,268
                         ---------------------------------------------
    TOTAL REPORTED SALES $166,584 $176,022 $196,481    $ -   $539,087
                         =============================================

% SALES GROWTH
  TOOLS & SUPPLIES
   SEGMENT                   4.7%    14.2%    20.3%             13.1%
  ENGINEERED SOLUTIONS
   SEGMENT                  25.8%    40.9%    55.1%             40.6%
    TOTAL REPORTED SALES    12.7%    23.9%    33.5%             23.3%

OPERATING PROFIT
  TOOLS & SUPPLIES
   SEGMENT               $ 14,361 $ 15,714 $ 17,546          $ 47,621
  ENGINEERED SOLUTIONS
   SEGMENT                  8,775    7,257   11,415            27,447
  CORPORATE / GENERAL      (2,414)  (2,799)  (3,783)           (8,996)
                         ---------------------------------------------
    TOTAL REPORTED
     RESULTS             $ 20,722 $ 20,172 $ 25,178    $ -   $ 66,072
                         =============================================

OPERATING PROFIT %
  TOOLS & SUPPLIES
   SEGMENT                  14.9%    15.2%    16.0%             15.4%
  ENGINEERED SOLUTIONS
   SEGMENT                  12.5%    10.0%    13.2%             12.0%
    TOTAL (INCL.
     CORPORATE)             12.4%    11.5%    12.8%             12.3%

EBITDA EXCLUDING SPECIAL
 ITEMS
  TOOLS & SUPPLIES
   SEGMENT               $ 16,668 $ 17,511 $ 19,618          $ 53,797
  ENGINEERED SOLUTIONS
   SEGMENT                  9,921    8,986   12,753            31,660
  CORPORATE / GENERAL      (2,386)  (2,709)  (3,632)           (8,727)
                         ---------------------------------------------
    EBITDA                 24,203   23,788   28,739      -     76,730
  SPECIAL ITEMS (1)       (15,069)  (2,268)  (9,940)          (27,277)
                         ---------------------------------------------
    EBITDA EXCLUDING
     SPECIAL ITEMS       $  9,134 $ 21,520 $ 18,799    $ -   $ 49,453
                         =============================================

EBITDA %
  TOOLS & SUPPLIES
   SEGMENT                  17.3%    16.9%    17.8%             17.4%
  ENGINEERED SOLUTIONS
   SEGMENT                  14.1%    12.4%    14.7%             13.8%
    TOTAL EXCLUDING
     SPECIAL ITEMS (INCL.
     CORPORATE)             14.5%    13.5%    14.6%             14.2%


(1) First quarter 2003 special items include a $2.0 million charge related to the early redemption of debt and a $7.3 million charge related to litigation for business units divested prior to the July 31, 2000 spin-off. Third quarter 2003 special items represents an $0.8 million reversal of a portion of the $7.3 million first quarter charge for the favorable settlement of such litigation. First and third quarter 2004 special items represents charges related to the early redemption of debt. Second quarter 2004 special items represents the non-cash charge attributable to the write-off of remaining debt issuance costs associated with the senior secured credit facility that was replaced during February 2004.


ACTUANT CORPORATION
Reconciliation of GAAP measures to non-GAAP measures
(In thousands, except per share amounts)

                                          FISCAL 2003
                         ---------------------------------------------
                            Q1       Q2       Q3       Q4      TOTAL
                         ---------------------------------------------
NET EARNINGS EXCLUDING
 SPECIAL ITEMS (1)
  NET EARNINGS (GAAP
   MEASURE)              $  1,856 $  7,116 $  9,977 $ 10,017 $ 28,966
    DEBT EXTINGUISHMENT
     COSTS (NET OF TAX)     1,273        -        -        -    1,273
    LITIGATION MATTERS
     RELATED TO BUSINESSES
     DIVESTED PRIOR TO THE
     SPIN-OFF OF APW LTD.
     (NET OF TAX)           4,708        -     (516)       -    4,192
                         ---------------------------------------------
  NET EARNINGS EXCLUDING
   SPECIAL ITEMS (NON-GAAP
   MEASURE)              $  7,837 $  7,116 $  9,461 $ 10,017 $ 34,431
                         =============================================


DILUTED EARNINGS PER SHARE
 EXCLUDING SPECIAL ITEMS (1)
  NET EARNINGS (GAAP
   MEASURE)              $   0.08 $   0.29 $   0.41 $   0.41 $   1.18
    DEBT EXTINGUISHMENT
     COSTS (NET OF TAX)      0.05        -        -        -     0.05
    LITIGATION MATTERS
     RELATED TO BUSINESSES
     DIVESTED PRIOR TO THE
     SPIN-OFF OF APW LTD.
     (NET OF TAX)            0.19        -    (0.02)       -     0.17
                         ---------------------------------------------
  NET EARNINGS EXCLUDING
   SPECIAL ITEMS (NON-GAAP
   MEASURE)              $   0.32 $   0.29 $   0.39 $   0.41 $   1.40
                         =============================================


EBITDA EXCLUDING SPECIAL
 ITEMS (2)
  NET EARNINGS (GAAP
   MEASURE)              $  1,856 $  7,116 $  9,977 $ 10,017 $ 28,966
    NET FINANCING COSTS     5,662    5,443    5,177    5,148   21,430
    INCOME TAX EXPENSE      1,067    4,025    5,482    5,350   15,924
    DEPRECIATION &
     AMORTIZATION           3,689    3,820    3,632    3,926   15,067
    MINORITY INTEREST          83      197       70     (123)     227
                         ---------------------------------------------
  EBITDA (NON-GAAP
   MEASURE)              $ 12,357 $ 20,601 $ 24,338 $ 24,318 $ 81,614
    SPECIAL ITEMS (3)       9,274        -     (798)       -    8,476
                         ---------------------------------------------
  EBITDA EXCLUDING SPECIAL
   ITEMS (NON-GAAP
   MEASURE)              $ 21,631 $ 20,601 $ 23,540 $ 24,318 $ 90,090
                         =============================================


                                          FISCAL 2004
                         ---------------------------------------------
                            Q1       Q2       Q3       Q4      TOTAL
                         ---------------------------------------------

NET EARNINGS EXCLUDING
 SPECIAL ITEMS (1)
  NET EARNINGS (GAAP
   MEASURE)              $    293 $  8,758 $  7,466          $ 16,517
    DEBT EXTINGUISHMENT
     COSTS (NET OF TAX)     9,795    1,479    6,791            18,065
    LITIGATION MATTERS
     RELATED TO BUSINESSES
     DIVESTED PRIOR TO THE
     SPIN-OFF OF APW LTD.
     (NET OF TAX)               -        -        -                 -
                         ---------------------------------------------
  NET EARNINGS EXCLUDING
   SPECIAL ITEMS (NON-GAAP
   MEASURE)              $ 10,088 $ 10,237 $ 14,257 $     -  $ 34,582
                         =============================================


DILUTED EARNINGS PER SHARE
 EXCLUDING SPECIAL ITEMS (1)
  NET EARNINGS (GAAP
   MEASURE)              $   0.01 $   0.35 $   0.30          $   0.67
    DEBT EXTINGUISHMENT
     COSTS (NET OF TAX)      0.40     0.06     0.28              0.73
    LITIGATION MATTERS
     RELATED TO BUSINESSES
     DIVESTED PRIOR TO THE
     SPIN-OFF OF APW LTD.
     (NET OF TAX)               -        -        -                 -
                         ---------------------------------------------
  NET EARNINGS EXCLUDING
   SPECIAL ITEMS (NON-GAAP
   MEASURE)              $   0.41 $   0.41 $   0.58 $      - $   1.40
                         =============================================


EBITDA EXCLUDING SPECIAL
 ITEMS (2)
  NET EARNINGS (GAAP
   MEASURE)              $    293 $  8,758 $  7,466          $ 16,517
    NET FINANCING COSTS     4,391    3,877    2,900            11,168
    INCOME TAX EXPENSE        283    4,660    4,428             9,371
    DEPRECIATION &
     AMORTIZATION           3,934    4,254    4,066            12,254
    MINORITY INTEREST         233      (29)     (61)              143
                         ---------------------------------------------
  EBITDA (NON-GAAP
   MEASURE)              $  9,134 $ 21,520 $ 18,799 $      - $ 49,453
    SPECIAL ITEMS (3)      15,069    2,268    9,940            27,277
                         ---------------------------------------------
  EBITDA EXCLUDING SPECIAL
   ITEMS (NON-GAAP
   MEASURE)              $ 24,203 $ 23,788 $ 28,739 $      - $ 76,730
                         =============================================


(1) Net earnings and diluted earnings per share excluding special items represent net earnings and diluted earnings per share per the Consolidated Statement of Earnings net of charges or credits for special items that are not representative of the normal recurring operations of the current portfolio of Actuant companies. These items include expenses recorded to extinguish debt entered into at the time of the spin-off and litigation charges related to matters associated with businesses divested prior to the spin-off. These measures should not be considered as an alternative to net earnings or diluted earnings per share as an indicator of the company's operating performance. However, this presentation is important to investors for understanding the operating results of the current portfolio of Actuant companies.

(2) EBITDA represents net earnings before net financing costs, income tax expense, depreciation & amortization and minority interest. EBITDA excluding special items represents EBITDA net of charges or credits that are not representative of the normal recurring operations of the current portfolio of Actuant companies. These special items include expenses recorded to extinguish debt entered into at the time of the spin-off and litigation charges related to matters associated with businesses divested prior to the spin-off. EBITDA is not a calculation based upon generally accepted accounting principles (GAAP). The amounts included in the EBITDA calculation, however, are derived from amounts included in the Consolidated Statements of Earnings data. EBITDA should not be considered as an alternative to net earnings or operating profit as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity. Actuant has presented EBITDA because it regularly

(3) First quarter 2003 special items include a $2.0 million charge related to the early redemption of debt and a $7.3 million charge related to litigation for business units divested prior to the July 31, 2000 spin-off. Third quarter 2003 special items represents an $0.8 million reversal of a portion of the $7.3 million first quarter charge for the favorable settlement of such litigation. First and third quarter 2004 special items represents charges related to the early redemption of debt. Second quarter 2004 special items represents the non-cash charge attributable to the write-off of remaining debt issuance costs associated with the senior secured credit facility that was replaced during February 2004.


    CONTACT: Actuant Corporation
             Andrew Lampereur, 414-352-4160